                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Strayer Education, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            Strayer Education, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
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     (4) Date filed:
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

                            STRAYER EDUCATION, INC.
                          1025 FIFTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 408-2424

Dear Fellow Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Strayer Education, Inc., a Maryland corporation, to be held at 10:00 A.M. LOCAL TIME ON MAY 21, 2001, at the Sheraton National Hotel, Columbia Pike and Washington Boulevard, in ARLINGTON, VIRGINIA.

     At this year's meeting, you will vote on (i) the election of six directors,
(ii) the approval of an amended stock option plan (which updates the existing plan to address changes in law and practice since the original plan was adopted in 1996), (iii) the ratification of the appointment of the independent auditors and (iv) any other matters that may properly come before the meeting. We have attached a notice of meeting and a proxy statement that contain more information about these items and the meeting.

     Your vote is important. We encourage you to sign and return your proxy before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.

     We look forward to seeing you at the 2001 Annual Meeting of Stockholders.

                            Sincerely,

                            /s/ ROBERT S. SILBERMAN

                            ROBERT S. SILBERMAN
                            President and Chief Executive Officer

April 27, 2001

                            STRAYER EDUCATION, INC.
                          1025 FIFTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 408-2424

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 2001 Annual Meeting of Stockholders of Strayer Education, Inc., will be held at the Sheraton National Hotel, Columbia Pike and Washington Boulevard in Arlington, Virginia, on May 21, 2001, at 10:00 a.m. for the following purposes:

          1. To elect six (6) directors to the Board of Directors to serve for a term of one year and until their respective successors are elected and qualified.

          2. To approve the Strayer Education, Inc. 1996 Stock Option Plan, which has been amended to address changes in law and industry practice, and to provide the Board of Directors with increased flexibility in making option grants.

          3. To ratify the appointment of PriceWaterhouseCoopers LLP as the independent public accountants for the Corporation.

          4. To consider and act upon such other business as may properly come before the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                            By Order of the Board of Directors

                            /s/ JENNIE D. SEATON
                            Jennie D. Seaton
                            Secretary

Washington, D.C.
April 27, 2001

                            STRAYER EDUCATION, INC.
                          1025 FIFTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 408-2424

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2001

     This Proxy Statement is furnished on or about April 27, 2001, to stockholders of Strayer Education, Inc. (the "Corporation"), 1025 Fifteenth Street, N.W., Washington, D.C. 20005, in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the 2001 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. local time on May 21, 2001, at the Sheraton National Hotel, Columbia Pike and Washington Boulevard, in Arlington, Virginia.

     The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's common stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by the Corporation by mail or by personal interview, telephone and telegraph by officers and other management employees of the Corporation, who will receive no additional compensation for their services.

     Any stockholders giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving notice of such revocation to the Secretary of the Corporation at its executive offices at 1025 Fifteenth Street, N.W., Washington, D.C. 20005, or by attending the meeting and voting in person.

     At the close of business on April 26, 2001, there were 15,524,206 shares of the common stock of the Corporation outstanding and entitled to vote at the meeting. Only stockholders of record on April 26, 2001 will be entitled to vote at the meeting, and each share will have one vote.

                               VOTING INFORMATION

     At the Annual Meeting votes will be counted by written ballot. A majority of the shares entitled to vote will constitute a quorum for purposes of the Annual Meeting. The election of the Board of Directors' nominees for directors will require the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors. Approval of the Option Plan, ratification of the appointment of the independent auditors and any other business which may properly come before the Annual Meeting, or any adjournments thereof, will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon. Under Maryland law and the Corporation's Articles of Incorporation and By-laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote "For," "Against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters, and the total number of votes cast "For" each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting, other than the election of directors, has the same legal effect as a vote "Against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently. Broker non-votes will have the effect of reducing the number of shares considered present and entitled to vote on the matter.

     A stockholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy card.

     Proxies properly executed and received by the Corporation prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of specific direction from a stockholder, proxies will be voted for the election of all named director nominees. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Six directors are to be elected by the holders of our common stock. It is intended that the votes represented by the proxies will be cast for the election as directors (for a term of one year or until their successors are chosen and qualified) of the persons listed below. Each of the nominees is currently a director of the Corporation. There are six other members of our board of directors who will be elected by the purchasers of our series A preferred stock pursuant to the terms of a preferred stock purchase agreement entered into as of November 27, 2000 ("Purchase Agreement"), by and among the Corporation, and New Mountain Partners, L.P. and DB Capital Investors, L.P., upon the closing of the transactions contemplated thereby. The following table presents information concerning persons nominated for election as directors of the Corporation and a separate table presents information concerning the directors who are elected by the holders of our series A preferred stock, including their current membership on committees of the Board of Directors, principal occupations or affiliations during the last five years and certain other directorships held.

                      NOMINEES FOR COMMON STOCK DIRECTORS

Robert S. Silberman........  Member -- Executive Committee. Executive in
                             residence at New Mountain Capital, LLC from August 2000 to March 2001. From March 1999 to August 2000, Mr. Silberman served as president and chief operating officer of CalEnergy Company, Inc., the unregulated, independent power subsidiary of Midamerican Energy Holdings Company. From July 1995 to March 1999, Mr. Silberman served first as CalEnergy's vice president of corporate development and subsequently as senior vice president and chief administrative officer. From March 1993 to July 1995, Mr. Silberman was assistant to the chairman and chief executive officer of International Paper Company. From 1989 to 1993, Mr. Silberman served in several senior positions in the U.S. Department of Defense, including as Assistant Secretary of the Army. Mr. Silberman, age 43, has been a director of the Corporation and our president and chief executive officer since March 2001.

Dr. Charlotte Beason.......  Nurse at the U.S. Department of Veterans
                             Affairs/Health Care Reform Office, since 1992. Dr. Beason, age 53, has been a director of the Corporation since July 1996 and has been a member of the Board of Trustees of Strayer University (the "University") since 1995.

Roland Carey...............  Member -- Compensation Committee. Mr. Carey has
                             been an instructor with the Louisa County Public School System of Virginia and chairman of The Middle School Building Leadership Team since August 1999. Prior to his current position, Mr. Carey was the program coordinator at the Carl Sandburg School, for more than twelve years. Mr. Carey, age 61, has been a director of the Corporation since July 1996 and a member of the Board of Trustees of the University since 1990.

Todd A. Milano.............  Member -- Compensation Committee. President and
                             chief executive officer of Central Pennsylvania Business School since 1989. Mr. Milano, age 48, has been a director of the Corporation since July 1996 and served as the vice chairman of the Board of Trustees of the University from 1992 to 1999.

Dr. Jennie D. Seaton.......  Dr. Seaton retired from her position as assistant dean of Virginia Commonwealth University in 1994. She shared in a variety of academic and administrative posts at Virginia Commonwealth University since 1975. Dr. Seaton, age 71, has been a director of the Corporation since July 1996 and has been a member of the Board of Trustees of the University since 1990. In addition, Dr. Seaton was elected to vice chairman of the Board of Trustees of the University in 1999.

G. Thomas Waite, III.......  Member -- Audit Committee. Treasurer and chief financial officer of the Humane Society of the United States, since 1993. In 1992, Mr. Waite was the director of commercial management of The National Housing Partnership. Mr. Waite, age 49, has been a director of the Corporation since July 1996 and has been a member of the Board of Trustees of the University since 1994.

                INFORMATION CONCERNING PREFERRED STOCK DIRECTORS

     The following table presents information concerning persons who are elected to our board of directors by purchasers of our series A preferred stock pursuant to the terms of the Purchase Agreement. These directors were initially elected to our board of directors in March 2001 following the closing in escrow of the sale of our series A preferred stock, with the exception of William E. Brock, who was elected in April 2001.

Steven B. Klinsky..........  Member -- Executive Committee. Founder, managing member and chief executive officer of New Mountain Capital, LLC since December 1999. From 1986 to December 1999, Mr. Klinsky was a general partner of Forstmann Little & Co., a private equity firm. Mr. Klinsky, age 44, became our non-executive chairman of the board in March 2001.

William E. Brock...........  Founder and chairman of BRIDGES LearningSystems,
                             Inc., an education services company, since 1996. From 1988 to 1995, Mr. Brock was the founder and chairman of the Brock Group, a firm specializing in international trade, investment and human resources. From 1992 to 1993, Mr. Brock chaired the Wingspread Group on Higher Education. From 1985 to 1987, Mr. Brock served as the United States Secretary of Labor. From 1981 to 1985, Mr. Brock served as the United States Special Trade Representative. From 1977 to 1980, Mr. Brock was the chairman of the Republican National Committee. Mr. Brock also served as a Senator from the State of Tennessee from 1971 to 1976. Mr. Brock, age 70, currently serves on the boards of the following philanthropic, educational and economic organizations: the Committee for Economic Development, Jobs for the Future, Kids Voting USA, the Council for Excellence in Government, the SCANS 2000 Center, Comptroller General's Advisory Board, and the Council for Basic Education.

Steven K. Dollinger........  Member -- Audit Committee and Executive Committee.
                             Director of DB Capital Partners, Inc. since March 2000. Mr. Dollinger started at

                             DB Capital as a vice president in August 1998. From July 1994 to August 1998, Mr. Dollinger, age 34, was first an associate and subsequently a vice president of Kidd Kamm & Company, a middle market private equity firm.

Gary S. Gensler............  Member -- Audit Committee. Served in the Department
                             of Treasury from September 1997 to January 2001, first as Assistant Secretary for Financial Markets and then as Under Secretary for Domestic Finance. From 1988 to September 1997, Mr. Gensler was a partner of The Goldman Sachs Group, L.P., an international investment banking firm. From 1995 to September 1997, Mr. Gensler, age 43, served as co-head of finance, responsible for controllers and treasury, for Goldman Sachs worldwide.

Robert R. Grusky...........  Member -- Compensation Committee and Executive
                             Committee. Member and principal of New Mountain Capital, LLC since January 2000. Since January 2000, Mr. Grusky has also been the managing member of the limited liability company that is the general partner of Hope Capital Partners, L.P., a public equities investment partnership. From 1998 to January 2000, Mr. Grusky served as president of RSL Investments Corporation, the primary investment vehicle for Ronald S. Lauder, and from April 1997 to January 2000, Mr. Grusky served as senior advisor to Mr. Lauder. From 1985 to 1993, Mr. Grusky was employed at Goldman, Sachs & Co. as a member of its mergers and acquisitions department, and from 1993 to 1997 as a senior professional in its principal investment area. Since November 1999, Mr. Grusky, age 43, has served as a director of deltathree, Inc.

J. David Wargo.............  Principal of New Mountain Capital, LLC. since
                             December 1999. Since January 1993, Mr. Wargo has also been the president of Wargo & Company, Inc., an investment management company. From 1989 to 1992, Mr. Wargo was a managing director and senior analyst of The Putnam Companies, a Boston-based investment management company. From 1986 to 1989, Mr. Wargo was a partner of Marble Arch Partners and a senior vice president from 1985 to 1986. Mr. Wargo, age 47, is also a director of Gemstar-TV Guide International, Inc., Liberty Digital, Inc. and On Command Corporation.

BOARD COMMITTEES

     In March 2001, following the escrow closing of the purchase and sale of our series A preferred stock, we expanded our Board of Directors to include the appointment of six directors by the purchasers of our series A preferred stock and the Board appointed Robert S. Silberman president and chief executive officer.

     The Board of Directors has established an Audit Committee, an Executive Committee and a Compensation Committee and has no nominating committee. Selection of nominees for the Board is made by the entire Board of Directors.

     For the year ended December 31, 2000, the Audit Committee was composed of Messrs. Carey and Waite, Dr. Beason, and former directors Stanley G. Elmore and Stephen C. Eastham. The Audit Committee is currently composed of Messrs. Dollinger, Gensler and Waite. The Audit Committee is responsible for reviewing the internal accounting procedures of the Corporation and the results and scope of the audit and other services provided by the Corporation's independent auditors, consulting with the Corporation's independent auditors and recommending the appointment of independent auditors to the Board of Directors. The Audit Committee met three times during the year ended December 31, 2000;

each member of the Audit Committee attended this meeting. The Audit Committee has adopted a written charter, attached as Exhibit A to this proxy statement. All of the members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of The National Association of Securities Dealers' Listing Standards. A report of the Audit Committee is included in this proxy statement.

     For the year ended December 31, 2000, the Compensation Committee was composed of Mr. Milano and former director Donald T. Benson. The Compensation Committee is currently composed of Messrs. Carey, Grusky and Milano. The Compensation Committee has the authority and performs all of the duties related to the compensation of management of the Corporation, including determining policies and practices, changes in compensation and benefits for management, determination of employee benefits and all other matters relating to employee compensation, including matters relating to the administration of the Option Plan. The Compensation Committee met once during the year ended December 31, 2000; both members of the Compensation Committee attended this meeting. In April 2001, the Compensation Committee met and (i) reviewed and approved the employment agreement for Mr. Silberman and (ii) reviewed, approved and set the terms of the stock option grants to Messrs. Silberman, Steffey and McArthur, and Ms. Hlavinka.

     For the year ended December 31, 2000, the Executive Committee was composed of Dr. Seaton and former directors Ron K. Bailey and Stanley G. Elmore. The Executive Committee is currently composed of Messrs. Silberman, Klinsky, Dollinger and Grusky. The Executive Committee has the authority to exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation in order to undertake such duties and responsibilities as the Board of Directors may authorize by resolution from time to time. The Executive Committee met once during the year ended December 31, 2000; each member of the Executive Committee attended this meeting.

ATTENDANCE AT MEETINGS

     During the year ended December 31, 2000, the Board of Directors held four
(4) meetings, each of which were attended by at least seventy-five percent of the directors.

DIRECTORS' FEES

     Directors who are employees receive no additional compensation for serving as directors. All directors are reimbursed for expenses incurred in connection with their attendance at Board and Committee meetings, and during the year ended December 31, 2000 non-employee directors received $2,000 in compensation for each meeting attended.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and 10% stockholders to file reports of beneficial ownership of equity securities of the Corporation and to furnish copies of such reports to the Corporation. Based on a review of such reports, the Corporation believes that, during the fiscal year ended December 31, 2000, all such filing requirements were met.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the ownership of our common stock as of April 26, 2001, by each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock, each of our directors, and all executive officers and directors as a group. The information presented in the table is based upon the most recent filings with the Securities and Exchange Commission by those persons or upon information otherwise provided by those persons to us.

                                                               SHARES
                                                            BENEFICIALLY
NAMES OF BENEFICIAL OWNERS                                    OWNED(1)     PERCENTAGE OWNED
--------------------------                                  ------------   ----------------
Ron K. Bailey and Beverly W. Bailey(2)....................   8,175,000          52.7%
Kayne Anderson Rudnick Investment Management LLC(3)
  1800 Avenue of the Stars
  Los Angeles, CA 90067...................................   1,373,719           8.9%
T. Rowe Price Associates, Inc.(4)
  100 East Pratt Street
  Baltimore, MD 21202.....................................   1,447,600           9.3%
DB Capital Partners, L.P.(5)..............................   8,175,000          52.7%
New Mountain Partners, L.P.(5)............................   8,175,000          52.7%
Robert S. Silberman.......................................       6,000
Scott W. Steffey..........................................
Steven A. McArthur........................................       1,000
Charlotte Beason(6).......................................       2,550              *
Roland Carey..............................................           0              *
Steven K. Dollinger.......................................
Gary S. Gensler...........................................       3,000
Robert R. Grusky..........................................
Steven B. Klinsky(5)......................................   8,175,000
Todd A. Milano............................................      14,410              *
Jennie D. Seaton..........................................       2,050              *
G. Thomas Waite, III......................................       3,128              *
J. David Wargo............................................
Harry T. Wilkins..........................................      47,000              *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (14
  PERSONS)................................................   8,254,138          53.2%
                                                             ---------

---------------

 *  Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Includes 1,000,000 shares held by the Bailey Family Foundation. Mr. Bailey, our former president and chief executive officer, and his wife have agreed to tender 7,175,000 shares of common stock pursuant to the tender offer we commenced on April 17, 2001. As of the date of this proxy statement, the tender offer is expected to close on May 15, 2001. Mr. and Mrs. Bailey have also granted to New

Mountain Partners, L.P. and DB Capital Investors, L.P. an irrevocable proxy to vote all of their shares of common stock until the tender offer closes.

(3) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001. These securities are owned by various individual and institutional investors for whom Kayne Anderson Rudnick Investment Management, LLC serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act"), Kayne Anderson Rudnick Investment Management is deemed to be a beneficial owner of these securities; however, Kayne Anderson Rudnick Investment Management expressly disclaims that it is, in fact, the beneficial owner of these securities.

(4) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001. These securities are owned by various individual and institutional clients for whom T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act, Price Associates is deemed to be the beneficial owner of these securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of these securities.

(5) Mr. and Mrs. Bailey granted an irrevocable proxy to DB Capital Partners, L.P. and New Mountain Partners, L.P. DB Capital Partners, Inc. is the general partner of DB Capital Partners, L.P. New Mountain Investments, L.P. ("NMI") is New Mountain Partners, L.P.'s general partner and New Mountain GP, LLC ("NM") is NMI's general partner. Steven B. Klinsky is the sole member of NM. Mr. Klinsky disclaims beneficial ownership of the shares of common stock that New Mountain Partners, L.P. holds the right to vote.

(6) Includes currently exercisable options to purchase 800 shares.

                                  COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth annual and long-term compensation for the fiscal years ended December 31, 1998, 1999 and 2000 for services in all capacities to the Corporation of the chief executive officer and chief financial officer. None of the Corporation's other executive officers received a total annual salary and bonus in excess of $100,000 during such periods.

                           SUMMARY COMPENSATION TABLE

                                                           LONG-TERM COMPENSATION AWARDS
                                                         ----------------------------------
                                ANNUAL COMPENSATION       SECURITIES
                             -------------------------    UNDERLYING         ALL OTHER
NAME AND POSITION            YEAR    SALARY     BONUS    OPTIONS/SAR'S   COMPENSATION(1)(2)
-----------------            ----   --------   -------   -------------   ------------------
Ron K. Bailey..............  1998   $107,546        --         --              $2,289
  President                  1999   $ 54,900        --         --              $1,236
                             2000   $ 50,000        --         --              $1,238
Harry T. Wilkins...........  1998   $104,000        --         --              $2,218
  Chief Financial Officer    1999   $105,120        --         --              $2,240
                             2000   $115,000   $30,000         --              $2,786

---------------

(1) Reflects (i) $2,151, $1,098 and $1,238 in matching contributions made by the University to the University's 401(k) plan for Mr. Bailey in 1998, 1999 and 2000 respectively, and (ii) $138 in premiums paid by the University for life insurance for Mr. Bailey in each of 1998, 1999 and 2000.

(2) Reflects (i) $2,080, $2,102 and $2,786 in matching contributions made by the University to the University's 401(k) plan for Mr. Wilkins in 1998, 1999 and 2000 respectively, and (ii) $138 in premiums paid by the University for life insurance for Mr. Wilkins in 1998, 1999 and 2000.

     In March 2001, Robert S. Silberman was named president and chief executive officer and Scott W. Steffey was named executive vice president and chief operating officer. In April 2001, Steven A. McArthur joined as senior vice president and general counsel and Lysa Hlavinka joined as vice president of marketing and public relations.

OPTION GRANTS

     The Option Plan was adopted in July 1996. There were no options granted to the named executive officers during the year ended December 31, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                                                           FISCAL YEAR-END(#)         AT FISCAL YEAR END($)(1)
                       SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                   ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ---------------   -----------   -----------   -------------   -----------   -------------
Ron K. Bailey........         0              $0                0           0                  0         $0
Harry T. Wilkins.....         0              $0          150,000           0         $2,833,875         $0

---------------

(1) Total value of unexercised in-the-money options is based on the closing price of the common stock of $25.525 per share on December 29, 2000 minus the exercise price of the options.

PERFORMANCE GRAPH

     The following performance graph compares the Corporation's cumulative stockholder return on its Common Stock since the Corporation's initial public offering on July 25, 1996 with The NASDAQ Stock Market (U.S.) Index and a self-determined peer group consisting of Apollo Group Inc., ITT Educational Services Inc., Devry Inc. and Whitman Education Group Inc. At present there is no comparative index for the education industry. Although the Securities and Exchange Commission ("SEC") requires the Corporation to present such a graph for a five-year period, the Common Stock has been publicly traded only since July 25, 1996 and, as a result, the following graph commences as of such date. This graph is not deemed to be "soliciting material" or to be filed with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Act of 1934 ("1934 Act"), and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act or the Securities Exchange Act.

                COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN*
                         Among Strayer Education, Inc.,
             The NASDAQ Stock Market (U.S.) Index and a Peer Group

                            [PERFORMANCE LINE GRAPH]

--------------------------------------------------------------------------------------
                        7/25/96     12/96      12/97      12/98      12/99      12/00
--------------------------------------------------------------------------------------
 Strayer Education,
  Inc.                  100.00     231.39     501.01     538.18     304.12     398.10
--------------------------------------------------------------------------------------
 NASDAQ Stock Market
  (U.S.)                100.00     121.36     148.65     209.62     389.56     234.39
--------------------------------------------------------------------------------------
 Peer Group             100.00     116.99     151.14     204.63     118.53     253.59
--------------------------------------------------------------------------------------

*$100 invested on 7/25/96 in stock or index -- including reinvestment of dividends fiscal year ending December 31.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Corporation's Board of Directors established the Compensation Committee in July 1996, and the Committee determined and acted upon compensation decisions as described below in 2000 and will continue to do so in future years. Decisions on compensation of the Corporation's executives officers generally will be made by the Compensation Committee of the Board of Directors. No member of the Compensation Committee is an employee of the Corporation. During 2000, the Committee consisted of Mr. Milano and former director Donald T. Benson. All decisions by the Compensation Committee relating to the compensation of the Corporation's executive officers will be reviewed by its full Board, except for decisions concerning grants under the Option Plan, which will be made solely by the Committee in order for the grants to satisfy certain requirements under the 1934 Act. The Compensation Committee now consists of Messrs. Grusky, Casey and Milano. The Committee met in April 2001 and reviewed and approved the employment agreement for Mr. Silberman, and determined the option grants to Messrs. Silberman, Steffey and McArthur, and Ms. Hlavinka.

  Compensation Policies Toward Executive Officers

     The Compensation Committee believes that the Corporation's executive compensation policies and programs serve the interests of the Corporation and its stockholders. The Compensation Committee's executive compensation policies are intended to provide competitive levels of compensation that reflect the Corporation's annual and long-term performance goals, reward superior corporate performance, recognize individual initiative and achievements, and assist the Corporation in attracting and retaining qualified executives. Compensation levels are based on a number of factors, including a comparison of compensation levels with other educational institutions. The Board of Directors and the Compensation Committee also believe that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

     Other Compensation Plans. The Corporation maintains a retirement plan (the "401(k) Plan") intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan is a defined contribution plan that covers all full-time employees of the Corporation of at least 21 years of age, employed by the Corporation for at least one year. Employees may contribute up to 10% of their annual wages (subject to an annual limit prescribed by the Internal Revenue Code) as pretax, salary deferral contributions. The Corporation may, in its discretion, match employee contributions up to a maximum of 15% of annual wages. The Corporation also maintains an Employee Stock Purchase Plan (the "Employee Purchase Plan"). The purpose of the Employee Purchase Plan is to enable eligible full-time employees of the Corporation, through payroll deductions, to purchase shares of our Common Stock. The Employee Purchase Plan is administered by the Compensation Committee.

     Compensation Deductibility Policy. Under Section 162(m) of the Internal Revenue Code and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. Performance-based compensation that has been approved by stockholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the Corporation.

     Benefits. Benefits offered to key executives are largely those that are offered to the general employee population, such as group health and life insurance coverage and participation in the Corporation's 401(k) Plan.

  Mr. Bailey's Compensation.

     Ron K. Bailey retired as President and Chief Executive Officer of the Corporation on March 16, 2001. Mr. Bailey was entitled to an annual salary of $150,000 per year pursuant to the terms of his employment agreement. At the request of Mr. Bailey, the Compensation Committee reduced Mr. Bailey's salary to $50,000 per year in 2000.

  Mr. Wilkins' Compensation.

     Mr. Wilkins is paid an annual salary of $115,000 per year, $2,786 in matching contributions made by the University to the University's 401(k) plan for Mr. Wilkins, and $138 in premiums paid by the University for life insurance for Mr. Wilkins in 2000.

        Submitted on behalf of the Compensation Committee for 2000:

          Todd A. Milano

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Strayer Education, Inc. Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors which is attached to this report. For the fiscal year ended December 31, 2000, the Audit Committee was composed of Messrs. Carey and Waite, Dr. Beason, and former directors Stanley G. Elmore and Stephen
C. Eastham. The Audit Committee is currently composed of G. Thomas Waite, III (Chair), Steven K. Dollinger and Gary Gensler. The Committee recommends to the Board of Directors the selection of the Corporation's independent accountants.

     The management of the Corporation is responsible for the Corporation's internal controls and financial reporting process. PricewaterhouseCoopers LLP, the Corporation's independent accountants, are responsible for performing an independent audit of the Corporation's financial statements in accordance with generally accepted auditing standards and to provide a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In connection with this responsibility, during 2000 the Committee met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers. The Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Committee has received from PricewaterhouseCoopers the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers its independence.

     Based upon the review and discussions referred to above, the Committee, consisting of the members for fiscal year ended December 31, 2000, recommended to the Board of Directors that the audited financial statements for the year 2000 be included in the Corporation's annual report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

        Submitted on behalf of the Audit Committee for 2000:

          G. Thomas Waite, III

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     In April 2001, the Corporation entered into an employment agreement with Mr. Silberman. The employment agreement provides for an initial three-year term, expiring on December 31, 2004, but is automatically extended for an additional year commencing on January 1, 2002 and each January 1 thereafter, unless the Corporation or Mr. Silberman has given written notice by September 30 of the immediately preceding year that it or Mr. Silberman, as the case may be, does not wish to extend the term of the agreement. For his services, Mr. Silberman is entitled to receive an annual salary of $350,000 plus a performance bonus based on his overall performance. Mr. Silberman was also granted options to purchase 350,000 shares of the Corporation's stock at $33.6875 per share. These options vest in three equal annual installments beginning March 16, 2002, and have a seven-year term.

     In the event that Mr. Silberman is terminated by the Corporation without cause, he is entitled to receive a lump-sum payment of any earned but unpaid salary, bonus and benefits, plus an amount equal to three times his base salary and, in the event of a termination upon a change in control of the Corporation, three times his latest bonus actually paid. The agreement also contains covenants restricting Mr. Silberman from competing with the Company for three years after his termination of employment and requires Mr. Silberman to keep confidential the Corporation's proprietary information.

     The University also entered into an employment agreement with Mr. Harry T. Wilkins, Chief Financial Officer of the Corporation, in July 1996. The employment agreement contains a covenant restricting Mr. Wilkins from competing with the University for three years after the termination of his employment and requires Mr. Wilkins to keep confidential the Corporation's proprietary information..

CERTAIN TRANSACTIONS WITH FORMER MANAGEMENT

  Lease of Campus Facilities

     The Corporation has long-term noncancelable operating leases for eleven of its various campus locations. The rents on these leases are subject to an annual increase based on a stipulated price index. Of the eleven campus locations (including the Distance Learning Center in Lorton, Virginia), four of the campuses, including the Washington, D.C. campuses and three of the Virginia campuses, were leased from corporations which are wholly-owned by Mr. Bailey, the Corporation's former president and chief executive officer and majority stockholder. Rent paid to Mr. Bailey under these operating leases and the Takoma Park lease prior to its purchase for the years ended December 31, 1998, 1999 and 2000 was $2,199,363, $2,040,167 and $1,836,565, respectively. During 1999, the
Corporation acquired its Takoma Park campus from Mr. Bailey for $1,024,000. The Corporation currently believes that the leases with Mr. Bailey are on terms at least as favorable to the Corporation as terms reached in an arm's length transaction. Future minimum rental commitments for all of the Corporation's eleven leases, including the four campuses leased from Mr. Bailey, as of December 31, 2000 was as follows (in thousands):

                                                                        AMOUNT PAYABLE TO AN
                                                        TOTAL LEASE   AFFILIATE OF MR. BAILEY
                                                        COMMITMENTS      INCLUDED IN TOTAL
                                                        -----------   ------------------------
2001..................................................      5,029               1,881
2002..................................................      4,554               1,881
2003..................................................      4,106               1,881
2004..................................................      3,274               1,881
2005..................................................      2,988               1,881
Thereafter............................................      2,231                 849
                                                          -------             -------
                                                          $22,182             $10,254
                                                          =======             =======

     Each of the leases with Mr. Bailey has a 10-year term expiring in 2006. The Corporation has the option under each lease to purchase at any time during the term of the lease the related campus facility at its discretion at the fair market value of such facility as determined by independent appraisers.

     The Corporation may lease additional campus facilities from entities owned or controlled by Mr. Bailey. Any such leases will have market terms as determined by an independent appraiser and be subject to the approval of a majority of independent directors.

                                   PROPOSAL 2
                          APPROVAL OF THE OPTION PLAN

     This section provides a summary of the terms of the Strayer Education, Inc. 1996 Stock Option Plan, as amended (the "Option Plan"), and the proposal to approve the Option Plan.

     The Board of Directors approved the Option Plan on April 23, 2001, subject to approval from our stockholders at this meeting. The purpose of the Option Plan is to advance our interests by providing eligible individuals an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive for those individuals to expend maximum effort for the growth and success of the Corporation, and will encourage such eligible individuals to remain in the employ of the Corporation.

     The Board of Directors has determined that certain amendments to the 1996 Stock Option Plan, originally adopted on July 24, 1996 prior to our initial public offering, are appropriate in order to address certain changes in applicable law, to conform to current industry practices in granting equity awards, and to provide the Board of Directors with increased flexibility in making option grants. APPROVAL OF OUR STOCKHOLDERS IS ALSO REQUIRED SO THAT THE OPTIONS GRANTED UNDER THE OPTION PLAN MAY QUALIFY FOR THE "PERFORMANCE-BASED" COMPENSATION EXCEPTION UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE.

     Section 162(m) of the Code limits our tax deduction for compensation paid to the executive officers named in the summary compensation table in this proxy to $1 million unless certain requirements are met, including a requirement that an option plan contain a limit on the number of shares an individual grantee may receive under the option plan. As required by Section 162(m), the Option Plan contains a limit on the number of shares of common stock which may be granted to an individual under the Option Plan. The amendments included in the Option Plan change this limit from 500,000 shares over the life of the Option Plan for grants of options to any one individual to 350,000 shares per year for grants of options to any one individual. Section 162(m) and the regulations under this section of the Code require that this revised individual limit be approved by our stockholders.

     On April 26, 2001, the Record Date, the number of shares of Common Stock reserved for issuance under the Option Plan was equal to two million five hundred thousand (2,500,000) shares of Common Stock. On the Record Date, the closing price of our Common Stock was $41.03 per share and there were twenty-one participants in the Option Plan and options to purchase 76,069 shares of Common Stock had been granted.

     In 2001, the Compensation Committee of the Board of Directors has granted the following options to purchase shares of our Common Stock to our executive officers, subject to approval of the Option Plan by the stockholders at this meeting:

Robert S. Silberman........................................  350,000
  President and Chief Executive Officer
Scott W. Steffey...........................................  250,000
  Executive Vice President and Chief Operating Officer
Steven A. McArthur.........................................  125,000
  Senior Vice President and General Counsel
Lysa Hlavinka..............................................   10,000
  Vice President of Marketing and Public Relations

     The options granted to the foregoing individuals have an exercise price of $33.6875 per share, representing the fair market value on the date of grant, vest in three equal annual installments and have a seven-year term.

     Other than as described above, because participation and the types of awards under the Option Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the Option Plan is approved are not currently determinable. On the Record Date, there were approximately five executive officers, 407 employees and seven non-employee directors of the Corporation and its subsidiaries who were eligible to participate in the Option Plan.

     In the judgment of the Board of Directors, an initial or increased grant under the Option Plan will be a valuable incentive and will serve to the ultimate benefit of our stockholders by aligning more closely the interests of Option Plan participants with those of our stockholders. The affirmative vote of a majority of the shares of Common Stock voted at the Annual Meeting is required to approve the Option Plan. Unless otherwise indicated, properly executed proxies will be voted "FOR" Proposal 2 to approve the Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE OPTION PLAN.

DESCRIPTION OF THE OPTION PLAN

     A description of the terms of the Option Plan is set forth below. The following summary is qualified in its entirety by the terms of the Option Plan, a copy of which is attached as Exhibit B to this proxy statement.

     Administration. The Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the Option Plan.

     Common Stock Reserved for Issuance under the Plan. The Common Stock to be issued under the Option Plan consists of authorized but unissued shares and treasury shares, to the extent permitted by law. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Option Plan.

     Eligibility. Awards may be made under the Option Plan to employees, consultants, officers and directors (including non-employee directors) of the Corporation or any of our affiliates, or to any other person that the Board of Directors determines is in our best interests.

     Amendment or Termination of the Plan. The Board of Directors may terminate or amend the Plan at any time and for any reason. The Option Plan shall terminate in any event on April 23, 2011. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.

     Options. The Option Plan permits the granting of options to purchase shares of Common Stock that are intended to qualify as incentive stock options under the Internal Revenue Code, as well as options that do not qualify as incentive stock options or that are granted to non-employee directors of the Corporation or a subsidiary.

     The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value of our Common Stock is generally the closing price of the Common Stock on the Nasdaq Stock Market on the day the option is granted. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In such a case the exercise price is adjusted to preserve the economic value of the employee's stock option from his or her former employer. In no event will the exercise price of an option be less than the par value of a share of Common Stock on the date of grant.

     The term of each option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after termination of employment during which options may be exercised. In general, options may exercised for a period of one year if the grantee's termination of employment is due to the grantee's death or permanent and total disability.

     In general, a grantee may pay the exercise price of an option by cash, certified check, by tendering shares of Common Stock, or, under certain circumstances, by means of a cashless exercise.

     Stock options granted under the Option Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution.

     Non-Employee Director Option Grants. The Option Plan provides that eligible directors are directors elected to serve at or after the 2001 meeting of our stockholders who are not officers or other salaried employees of us or our subsidiaries. Partners and employees of our preferred stockholders are not eligible directors. Each eligible director is granted an option to purchase 10,000 shares on the tenth (10th) trading day after the date of the first annual meeting of our stockholders following the eligible director's initial election to the Board of Directors. This award of 10,000 shares is made automatically and does not require any further Board of Director action. The option price of this award will be the average of the closing prices of the Common Stock for the first ten (10) trading days after the annual meeting increased by the interest rate on five-year treasury notes applicable on that day. The number of shares to be granted to eligible directors is subject to adjustment in the event of a stock split or other similar event. The Option

Plan previously provided that directors who were not officers or other salaried employees of the Corporation or its subsidiaries would be eligible to receive an annual option grant of 1,000 shares of Common Stock.

     Other Awards. The Option Plan provides that the Compensation Committee may also grant restricted stock, which are shares of stock subject to restrictions, conditions or other terms, to persons eligible to receive grants under the Option Plan. No more than twenty percent of the shares reserved for issuance under the Option Plan is available as restricted stock.

     Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of the Corporation, may cause awards granted under the Option Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

     Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Option Plan, including the individual limitations on options, to reflect Common Stock dividends, stock splits and other similar events.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly held companies, such as the Corporation, to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Option Plan is designed to permit the Compensation Committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

     To qualify as performance-based:

          (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

          (ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

          (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

          (iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

     In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant. The maximum number of shares of Common Stock subject to options that can be awarded under the Option Plan to any person is 350,000 shares per year.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

     For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of one of our subsidiaries from the date the option is granted through a date within three months before the date of exercise of the option.

     If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

     Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or for us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and subject to the restrictions of
Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE OPTION PLAN IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR PROPOSAL 2. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                   PROPOSAL 3
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the accounting firm of PriceWaterhouseCoopers LLP to serve as the Corporation's independent public accountants for the fiscal year ending December 31, 2001. PriceWaterhouseCoopers has acted as the Corporation's independent public accountants for the fiscal year ended December 31, 2000. Representatives of PriceWaterhouseCoopers are expected to be present at the stockholders' meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions. The ratification of the appointment of PriceWaterhouseCoopers requires the approval of a majority of the votes cast at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

     Audit Fees. PriceWaterhouseCoopers billed the Corporation $89,600 for professional services rendered for the audit of our annual financial statements for the year 2000 and the review procedures of the financial statements included in our Forms 10-Q for the year 2000.

     Financial Information Systems Design and Implementation
Fees. PriceWaterhouseCoopers did not perform any financial information systems design or implementation services for us during the year 2000.

     All Other Fees. PriceWaterhouseCoopers billed us $138,220 for all other professional services rendered for the year 2000, which includes $120,350 related to the sale of our series A convertible preferred stock to New Mountain Partners L.P. and DB Capital Investors, L.P. and the tender offer, and $17,870 related to tax advisory services.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

STOCKHOLDER PROPOSALS

     All stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Corporation no later than January 21, 2002 and must otherwise comply with rules of the SEC for inclusion in the Corporation's proxy statement and form of proxy relating to the meeting.

     SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Corporation's proxy statement with respect to discretionary voting. The discretionary voting deadline for the Corporation's 2002 Annual Meeting is April 6, 2002. If a stockholder gives notice of such a proposal after the discretionary voting deadline, the Corporation's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Corporation's 2002 Annual Meeting of Stockholders.

OTHER MATTERS

     The Corporation knows of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

                                                                       EXHIBIT A
                            STRAYER EDUCATION, INC.

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The Audit Committee of the Board of Directors shall assist the board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

COMPOSITION

     The membership of the Audit Committee shall consist of at least three members of the Board of Directors, who shall serve at the pleasure of the Board of Directors and be designated by the full Board of Directors, and who shall meet the following criteria:

          1. Each member of the Audit Committee must be an independent director within the meaning of the applicable rules of any securities exchange on which the company's securities are traded or, if applicable, the Nasdaq Stock Market.

          2. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the company's balance sheet, income statement, and cash flow statement, or become able to do so within a reasonable period of time after his or her appointment to the Audit Committee.

          3. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

DUTIES

     The Audit Committee shall:

          1. Make regular reports to the Board of Directors.

          2. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

          3. Review the annual audited financial statements with management and the Company's independent auditors, including major issues regarding accounting and auditing principles and practices, including accounting policies and the use of significant estimates, as well as the Company's system of internal controls.

          4. Determine whether to recommend to the Board of Directors that the annual audited financial statements be included in the Company's annual report on Form 10-K.

          5. Review with management and the Company's independent auditors any significant financial reporting issues raised by them in connection with the preparation of the Company's financial statements.

          6. Review proposed major changes to the Company's auditing and accounting principles and practices that are brought to the attention of the Audit Committee by independent auditors, internal auditors or management.

          7. Recommend to the Board of Directors the independent auditors to be engaged.

          8. Confirm and assure the independence of the independent auditors by:

             a. Obtaining from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1.

             b. Actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

             c. Taking, or recommending that the full Board of Directors take, appropriate action to oversee the independence of the independent auditors.

          9. Review the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board of Directors replace the independent auditors.

          10. Review accounting and financial human resources and succession planning with the Company, and the appointment and replacement of the senior internal auditing executive, if any.

          11. Review any significant reports to management prepared by the internal auditing department, if any, and management's responses.

          12. Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

          13. Discuss with the independent auditors the matters required to be discussed by Statements on Auditing Standards Nos. 61 and 90 relating to the conduct of the audit.

          14. Review with the independent auditors any management letter provided by the auditors and management's response to that letter.

          15. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          16. Review with the Board of Directors as necessary in the Audit Committee's judgment the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of conduct, if any.

          17. Review with counsel legal matters that are brought to the Audit Committee's attention and that may have a material impact on the financial statements, the Company's compliance policies and material reports or inquiries received from regulatory bodies.

          18. Meet at least annually with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

POWERS

     The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Audit Committee may ask members of management or others to attend its meeting and provide pertinent information as necessary.

RELATIONSHIP WITH AUDITORS AND BOARD OF DIRECTORS

     The Company's independent auditors are ultimately accountable to the Board of Directors of the Company and to the Audit Committee, as representatives of the stockholders of the Company. The Board of Directors and the Audit Committee, as representatives of the Company's stockholders, have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and independent auditors or to assure compliance with laws and regulations and the Company's code of conduct, if any.

                                                                       EXHIBIT B

                                    AMENDED

                            STRAYER EDUCATION, INC.

                             1996 STOCK OPTION PLAN

                                 APRIL 23, 2001

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
    1.   PURPOSE.....................................................   B-1
    2.   ADMINISTRATION..............................................   B-1
         2.1.  Board.................................................   B-1
         2.2.  Committee.............................................   B-1
         2.3.  No Liability..........................................   B-2
    3.   STOCK.......................................................   B-2
    4.   ELIGIBILITY.................................................   B-2
    5.   EFFECTIVE DATE AND TERM.....................................   B-2
         5.1.  Effective Date........................................   B-2
         5.2.  Term..................................................   B-2
    6.   GRANT OF OPTIONS............................................   B-2
         6.1.  General...............................................   B-2
         6.2.  Eligible Directors (Non-Employee Directors)...........   B-3
    7.   LIMITATION ON INCENTIVE STOCK OPTIONS.......................   B-3
    8.   OPTION AGREEMENTS...........................................   B-3
    9.   OPTION PRICE................................................   B-3
   10.   TERM AND EXERCISE OF OPTIONS................................   B-4
         10.1.  Term.................................................   B-4
         10.2.  Exercise by Optionee.................................   B-4
         10.3.  Option Period and Limitations on Exercise............   B-4
         10.4.  Method of Exercise...................................   B-4
   11.   TRANSFERABILITY OF OPTIONS..................................   B-5
   12.   TRANSFERABILITY OF STOCK PURCHASED PURSUANT TO INCENTIVE
         STOCK OPTION................................................   B-5
   13.   TERMINATION OF EMPLOYMENT...................................   B-5
   14.   RIGHTS IN THE EVENT OF DEATH OR DISABILITY..................   B-5
         14.1.  Death................................................   B-5
         14.2.  Disability...........................................   B-6
   15.   RESTRICTED STOCK............................................   B-6
         15.1.  Grant of Restricted Stock............................   B-6
         15.2.  Restrictions.........................................   B-6
         15.3.  Restricted Stock Certificates........................   B-7
         15.4.  Rights of Holders of Restricted Stock................   B-7
         15.5.  Termination of Employment............................   B-7
         15.6.  Purchase of Restricted Stock.........................   B-7
         15.7.  Delivery of Stock....................................   B-7
   16.   USE OF PROCEEDS.............................................   B-7
   17.   SECURITIES LAWS.............................................   B-7
   18.   EXCHANGE ACT: RULE 16b-3....................................   B-8
   19.   AMENDMENT AND TERMINATION...................................   B-8

                                                                       PAGE
                                                                       ----
   20.   EFFECT OF CHANGES IN CAPITALIZATION.........................   B-8
         20.1.  Changes in Stock.....................................   B-8
         20.2.  Reorganization With Corporation Surviving............   B-9
         20.3.  Other Reorganizations; Sale of Assets or Stock.......   B-9
         20.4.  Adjustments..........................................   B-9
         20.5.  No Limitations on Corporation........................  B-10
   21.   WITHHOLDING.................................................  B-10
   22.   DISCLAIMER OF RIGHTS........................................  B-10
   23.   NONEXCLUSIVITY..............................................  B-10

                                    AMENDED

                            STRAYER EDUCATION, INC.

                             1996 STOCK OPTION PLAN

     STRAYER EDUCATION, INC., a Maryland corporation (the "Corporation"), sets forth herein the terms of the 1996 Stock Option Plan, as amended as of April 23, 2001 (the "Plan") as follows:

1. PURPOSE

     The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 hereof) an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries and will encourage such eligible individuals to remain in the employ of the Corporation or that of one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time (the "Code"), except (a) to the extent that any such Option would exceed the limitations set forth in Section 7 hereof, (b) for Options specifically designated at the time of grant as not being "incentive stock options" and (c) for Options granted to directors who are not officers or other employees of the Corporation or any subsidiary.

2. ADMINISTRATION

     2.1. BOARD

     The Plan shall be administered by the board of directors of the Corporation (the "Board"), which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Award granted or Award Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Award granted or Award Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Award granted or Award Agreement entered into hereunder shall be final and conclusive. For purposes of the Plan an Award shall mean the grant of an Option or Restricted Stock and an Award Agreement shall mean an Option Agreement (as defined in Section 8) or a Restricted Stock Agreement (as defined in Section 15).

     2.2. COMMITTEE

     The Board may from time to time appoint a Stock Option Committee (the "Committee") which may, in the discretion of the Board, be the Compensation Committee of the Board. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2.1 hereof, as the Board shall determine, consistent with the Certificate of Incorporation and Bylaws of the Corporation and applicable law. In the event that the Plan or any Award granted or Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section
2.2. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

     2.3. NO LIABILITY

     No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Award granted or Award Agreement entered into hereunder.

3. STOCK

     The stock that may be issued pursuant to Awards granted under the Plan shall be shares of Common Stock of the Corporation (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Awards granted under the Plan shall not exceed in the aggregate two million five hundred thousand (2,500,000) shares of Stock, which number of shares is subject to adjustment as provided in Section 20 hereof; provided further that no more than twenty percent (20%) of the shares of Stock may be issued pursuant to the grant of Restricted Stock. If any Award is forfeited, expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised or forfeited portion of such Award shall be available for future Awards granted under the Plan.

4. ELIGIBILITY

     Awards may be granted under the Plan to any: (i) officer or employee of the Corporation or any "subsidiary corporation" thereof within the meaning of
Section 424(f) of the Code (a "Subsidiary"), (ii) director (including a non-employee director), (iii) consultant, or (iv) other person determined to be in the best interests of the Corporation as the Board shall determine and designate from time to time prior to expiration or termination of the Plan. An individual may hold more than one Award, subject to such restrictions as are provided herein.

5. EFFECTIVE DATE AND TERM

     5.1. EFFECTIVE DATE

     The Plan shall become effective as of the date of adoption by the Board, subject to stockholders' approval of the Plan within one year of such effective date; provided, however, that upon approval of the Plan by the stockholders of the Corporation, all Awards granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the effective date. If the stockholders fail to approve the Plan within one year of such effective date, any Awards granted hereunder shall be null, void and of no effect.

     5.2. TERM

     The Plan shall terminate on April 23, 2011.

6. GRANT OF OPTIONS

     6.1. GENERAL

     The Plan shall become effective as of the date of adoption by the Board. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees") Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code. Without limiting the foregoing, the Board may at any time, with the consent of the Optionee, amend the terms of outstanding Options or issue new Options in exchange for the surrender and cancellation of outstanding Options. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted. The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person in a single calendar year is 350,000 shares; which number shall be subject to adjustment in accordance with Section 20.

     6.2. ELIGIBLE DIRECTORS (NON-EMPLOYEE DIRECTORS)

     For purposes of this Section 6.2 an "Eligible Director" means a person elected to serve on the Board at or after the 2001 meeting of the Corporation's stockholders who is not an officer or other salaried employee of the Corporation or any Subsidiary; provided, that, partners and employees of preferred stockholders of the Corporation shall not be Eligible Directors. Each Eligible Director shall be granted an Option to purchase 10,000 shares on the 10th trading day after the date of the first annual meeting of the Corporation's stockholders following the Eligible Director's initial election to the Board. This Award of 10,000 shares shall be made automatically and shall not require any further Board action. The Option Price of this Award shall be the average of the closing prices of the Corporation's Stock for the first 10 trading days after the annual meeting multiplied by the sum of one (1) plus the interest rate on five year treasury notes applicable on that day. The foregoing number of shares shall be subject to adjustment pursuant to Section 20 below.

7. LIMITATION ON INCENTIVE STOCK OPTIONS

     An Option (other than an Option described in Section 1(b) hereof) shall constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which such Options were granted.

8. OPTION AGREEMENTS

     All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements") to be executed by the Corporation and the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan and any applicable employment agreement.

9. OPTION PRICE

     The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board, shall be not less than the fair market value of a share of the Stock covered by the Option and shall be stated in each Option Agreement. In the case of an Option that is intended to constitute an Incentive Stock Option, the Option Price shall be not less than the fair market value of a share of the Stock covered by the Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of the Stock covered by the Option at the time such Option is granted.

     In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on the date the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

10. TERM AND EXERCISE OF OPTIONS

     10.1. TERM

     Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of 10 years from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

     10.2. EXERCISE BY OPTIONEE

     Only the Optionee receiving an Option (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative, and in the case of the Optionee's death, the Optionee's estate) may exercise the Option.

     10.3. OPTION PERIOD AND LIMITATIONS ON EXERCISE

     Each Option granted under the Plan shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the date of grant of the Option and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limitation of the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Board shall determine and set forth in the Option Agreement relating to such Option. Any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provisions of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Corporation as provided in
Section 5.1 hereof.

     10.4. METHOD OF EXERCISE

     An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Board, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the President and set forth in the Option Agreement pertaining to an Option, (a) in cash or by certified check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 hereof ) ("Fair Market Value") on the date of exercise; or (c) by a combination of the methods described in Sections 10.4(a) and 10.4 (b) hereof; provided, however, that the Board may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price; provided, further, that additional shares of Stock may be withheld upon a broker-assisted cashless exercise for the purpose of paying withholding taxes in accordance with
Section 21. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

     Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 20 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

11. TRANSFERABILITY OF OPTIONS

     No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

12. TRANSFERABILITY OF STOCK PURCHASED PURSUANT TO INCENTIVE STOCK OPTION

     An Optionee shall be required to give notice to the Corporation if Stock acquired pursuant to an Incentive Stock Option is sold, pledged, assigned, transferred or otherwise disposed of by the Optionee within two years from the date of grant of such Incentive Stock Option or within one year after the transfer of such Stock to the Optionee; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the Code shall not be deemed to be such a disposition.

13. TERMINATION OF EMPLOYMENT

     The Board may provide, by inclusion of appropriate language in any Option Agreement or applicable employment agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10.3 hereof), in the event of termination of employment of the Optionee with the Corporation or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 10.2 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.3 hereof, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan only and unless otherwise stated in the applicable Award Agreement, an Optionee's change in position or duties shall not result in interrupted or terminated employment, so long as such Grantee continues to be an employee, officer, director of, or consultant to the Corporation or a Subsidiary.

14. RIGHTS IN THE EVENT OF DEATH OR DISABILITY

     14.1. DEATH

     If an Optionee dies while employed by the Corporation or a Subsidiary or within the period following the termination of employment during which the Option is exercisable under Section 13 or 14.2 hereof, the executors, administrators, legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section
10.3 hereof), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 10.1 hereof, to exercise any Option held by such Optionee at the date of such Optionee's death, to the extent such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Board may provide by inclusion of appropriate language in any Option Agreement or applicable employment agreement that, in the event of the death of an Optionee, the executors, administrators, legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 10.3 hereof), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 10.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to
Section 10.3 hereof, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

     14.2. DISABILITY

     If an Optionee terminates employment with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e) (3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10.3 hereof), at any time within one year after such termination of employment and prior to termination of the Option pursuant to Section 10.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment, to the extent such Option was exercisable immediately prior to such termination of employment; provided, however, that the Board may provide, by inclusion of appropriate language in any Option Agreement or applicable employment agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10.3 hereof), in the event of the termination of employment of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 10.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to
Section 10.3 hereof, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

15. RESTRICTED STOCK

     15.1. GRANT OF RESTRICTED STOCK

     The Board may from time to time grant shares of Stock subject to restrictions ("Restricted Stock") to persons eligible to receive Awards under
Section 4 hereof ("Grantees"), subject to such restrictions, conditions and other terms, if any, as the Board may determine. Awards of Restricted Stock may be made for no consideration (other than par value of the shares which is deemed paid by services already rendered).

     15.2. RESTRICTIONS.

     At the time a grant of Restricted Stock is made, the Board may, in its sole discretion, establish a period of time (a "restricted period") applicable to such Restricted Stock. Each Award of Restricted Stock may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives. Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock.

     15.3. RESTRICTED STOCK CERTIFICATES.

     The Corporation shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Corporation shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Corporation or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

     15.4. RIGHTS OF HOLDERS OF RESTRICTED STOCK.

     Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

     15.5. TERMINATION OF EMPLOYMENT.

     Unless the Board otherwise provides in an Award Agreement, in applicable employment agreement, or in writing after the Award Agreement is issued, upon the termination of a Grantee's employment with the Corporation or a Subsidiary, any shares Restricted Stock held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

     15.6. PURCHASE OF RESTRICTED STOCK.

     The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Corporation at a purchase price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock.

     15.7. DELIVERY OF STOCK.

     Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

16. USE OF PROCEEDS

     The proceeds received by the Corporation from the sale of Stock pursuant to Options or Restricted Stock granted under the Plan shall constitute general funds of the Corporation.

17. SECURITIES LAWS

     The Corporation shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award or by the Corporation of any provisions of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Award upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically in connection with the Securities Act of 1933, as amended (the "Securities Act"), upon exercise of any Award or the lapse of restrictions of any Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the Optionee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Corporation shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Award or the issuance of shares pursuant to an Award to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

18. EXCHANGE ACT: RULE 16b-3

     During any time when the Corporation has a class of equity security registered under Section 12 of the Securities Exchange Act of 1934 it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

19. AMENDMENT AND TERMINATION

     The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Awards have not been granted. The Corporation also may retain the right in an Award Agreement to cause a forfeiture of the shares or gain realized by an Optionee or Grantee on account of the Optionee taking actions in "competition with the Corporation," as defined in the applicable Award Agreement. Furthermore, the Corporation may, in the Award Agreement, retain the right to annul the grant of an Option if the holder of such grant was an employee of the Corporation or a Subsidiary and is terminated "for cause," as defined in the applicable Award Agreement. Except as permitted under Section 20 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Optionee or Grantee, alter or impair rights or obligations under any Award theretofore granted under the Plan.

20. EFFECT OF CHANGES IN CAPITALIZATION

     20.1. CHANGES IN STOCK

     If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares for which Awards are outstanding, so that the proportionate interest of the Optionee or Grantee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

     20.2. REORGANIZATION WITH CORPORATION SURVIVING

     Subject to Section 20.3 hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

     20.3. OTHER REORGANIZATIONS; SALE OF ASSETS OR STOCK

     Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the Stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided.

     In the event of any such termination of the Plan, each Optionee shall have the right (subject to the general limitations on exercise set forth in Section
10.3 hereof and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs, but subject to any additional limitations that the Board may, in its sole discretion, include in any Option Agreement. The Board shall send written notice of an event that will result in such a termination to all Optionees not later than the time at which the Corporation gives notice thereof to its stockholders. Unless otherwise provided in the applicable Restricted Stock Agreement, all restrictions applicable to Awards of Restricted Stock shall lapse immediately prior to the occurrence of an event described in the first paragraph of this Section 20.3.

     20.4. ADJUSTMENTS

     Adjustments under this Section 20 relating to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     20.5. NO LIMITATIONS ON CORPORATION

     The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

21. WITHHOLDING

     The Corporation shall have the right to withhold, or require an Optionee or Grantee to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state or local withholding tax requirements imposed with respect to exercise of Options or lapse of restrictions or other taxable event with respect to Restricted Stock. To the extent permissible under applicable tax, securities and other laws and authorized by the Corporation in the Award Agreement or at the time of such payment, the Optionee or Grantee may satisfy a tax withholding requirement by directing the Corporation to apply shares of Stock to which the Optionee or Grantee is entitled as a result of the exercise of an Option or grant of Restricted Stock to satisfy withholding requirements under this Section 21.

22. DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Award granted or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary. The obligation of the Corporation to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

23. NONEXCLUSIVITY

     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or restricted stock otherwise than under the Plan.

                                    *  *  *

     The Plan was duly adopted and approved by the Board on July 24, 1996 and was duly approved by the stockholders of the Corporation on July 24, 1996. On March 16, 2001, the Board and stockholders of the Corporation approved an amendment to the Plan increasing the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan to 2,500,000. The Plan was further amended by the Board on April 23, 2001, and approved by the stockholders of the Corporation on May 16, 2001.

[x] PLEASE MARK YOUR       __                               |
    VOTES AS IN THIS      |                                 |
    EXAMPLE               |                                 |
                                                            |______


                                                     NOMINEES: Nominees: Robert S. Silberman,
1. PROPOSAL 1:          FOR   AGAINST   FOR ALL*               Todd A. Milano, Dr. Jennie D. Seaton,
   Election of Six                                             Roland Carey, G. Thomas Waite, III,
   Directors by all     [ ]     [ ]       [ ]                  and Dr. Charlotte Beason
   Common
   Stockholders:

*(except nominees written below)


------------------------------------



                                                  FOR      AGAINST     ABSTAIN

Proposal 2. Approval of the 1996 Stock            [ ]        [ ]         [ ]
            Option Plan, as amended:

Proposal 3. Proposal to ratify the appointment    [ ]        [ ]         [ ]
            of PriceWaterhouseCoopers as
            independent public accountants
            for the Corporation.

The proxies are authorized to vote in their discretion on any other matters that properly may come before the Annual Meeting to the extent set forth in the proxy statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE 1996 STOCK OPTION PLAN, AS AMENDED, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS, AND IN THE BEST DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS.

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and proxy statement dated April 27, 2001, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.


[ ] I PLAN TO ATTEND THE MAY 21, 2001 ANNUAL STOCKHOLDERS MEETING

___________________________________________________________   DATE ______, 2001
Signature of Stockholder or Authorized Representative
NOTE: Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, both persons should sign.

                                REVOCABLE PROXY

                             STRAYER EDUCATION, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 21, 2001

The undersigned stockholder hereby appoints Robert S. Silberman, Scott W. Steffey and Harry T. Wilkins, or any of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on Monday, May 21, 2001 at 10:00 a.m. (Eastern time) at the Sheraton National Hotel, in Arlington, Virginia, and at any adjournments thereof, in respect of all shares of the Common Stock of the Corporation which the undersigned may be entitled to vote, on the following matters:

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE CORPORATION TO ADDITIONAL EXPENSE.

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

            (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

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                                                                    SEE REVERSE
                                                                        SIDE
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